Exhibit 99.1

Quarterly

Operating Supplement

First Quarter 2006

Quarterly Operating Supplement

1	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Table of Contents

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Quarterly Operating Supplement

March 31, 2006

Introductory Note

This operating supplement presents financial information for Radian Asset Assurance Inc. (Radian) and its consolidated subsidiaries on a GAAP basis, and includes selected information prepared on a statutory accounting basis. The financial information for Radian contained in operating supplements prior to the Second Quarter 2005 was prepared on a statutory accounting basis.

Company Profile

Radian, founded in 1985 and rated AA by Standard & Poor’s, a division of The McGraw-Hill Companies (S&P) and Fitch Ratings and Aa3 by Moody’s Investor Service (Moody’s), is a leading financial guarantor of structured finance and public finance transactions. As a direct writer of financial guaranty insurance for municipal bonds, asset-backed securities and structured transactions, Radian plays an important role in extending the benefits of insurance to a broad range of institutions and securities issuers. Radian is also a leading provider of reinsurance to the major monoline financial guarantors. In addition Radian provides trade credit reinsurance which was placed in runoff in 2005.

Radian is a subsidiary of Radian Group Inc. (NYSE: RDN), a global credit risk management company headquartered in Philadelphia with significant operations in both New York and London.

Company Information

Radian Asset Assurance Inc.	Contact:
335 Madison Avenue	John C. DeLuca
New York, New York 10017	Senior Vice President, Public Finance - Marketing
1 877 337.4925 (within the U.S.)	1 212 984.9222
1 212 983.3100	john.deluca@radian.biz

2	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Introductory Note / Company Profile / Company Information

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated GAAP Income Statements* ($ Thousands)

(Unaudited)

	Quarter ended
	March 31 2006	March 31 2005
Revenues
Gross premiums written	$55,730	$14,115
Ceded premiums written	(2,214)	(2,523)

Net premiums written	53,516	11,592
(Increase) decrease in deferred premium revenue	(3,601)	41,180

Premiums earned	49,915	52,772

Net investment income	21,780	21,623
(Loss)/gain on sale of investments	(253)	3,382
Change in fair value of derivative instruments	8,509	(11,179)

Total revenues	79,951	66,598

Expenses
Losses and loss adjustment expenses	7,182	11,135
Policy acquisition costs	13,972	14,465
Other operating expenses	14,845	14,057
Other expense	3,452	2,923

Total expenses	39,451	42,580

Income before income taxes	40,500	24,018
Income tax expense	9,936	2,193

Net income	$30,564	$21,825

*	See Consolidated Explanatory Notes on page 15.

3	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated GAAP Income Statements

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated GAAP Balance Sheets* ($ Thousands)**

(Unaudited)

	March 31 2006	December 31 2005
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost $1,935,134 and $1,934,133)	$1,970,467	$1,987,565
Trading securities, at fair value (cost $18,320 and $17,318)	27,932	23,264
Common stock, at fair value (cost $931 and $931)	1,164	1,164
Short-term investments	82,928	101,691

Total Investments	2,082,491	2,113,684
Cash and cash equivalents	4,992	5,925
Accrued interest and dividends receivable	24,438	26,372
Premiums and other receivables	29,363	39,824
Deferred policy acquisition costs	140,431	140,658
Prepaid reinsurance premiums	3,004	1,546
Reinsurance recoverable on unpaid losses	2,720	2,699
Prepaid federal income taxes	14,995	14,995
Federal income tax recoverable	29,665	3,163
Credit derivatives	94,866	23,385
Other assets	13,974	10,954

Total Assets	$2,440,939	$2,383,205

Liabilities and Shareholder’s Equity

Liabilities
Losses and loss adjustment expenses	$186,225	$186,425
Reinsurance payable on paid losses and loss adjustment expenses	4,073	6,142
Deferred premium revenue	639,624	634,424
Deferred federal income taxes	89,643	66,231
Payable to affiliates	5,500	8,065
Accrued expenses and other liabilities	28,797	21,439

Total Liabilities	953,862	922,726

Shareholder’s Equity
Common stock — $150 par value
Authorized, issued and outstanding — 100,000 shares	15,000	15,000
Additional paid-in capital	597,563	590,579
Retained earnings	848,272	817,708
Accumulated other comprehensive income	26,242	37,192

Total Shareholder’s Equity	1,487,077	1,460,479

Total Liabilities and Shareholder’s Equity	$2,440,939	$2,383,205

*	See Consolidated Explanatory Notes on page 15.
**	Except share amounts.

4	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated GAAP Balance Sheets

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Statutory Information* ($ Thousands except ratios)

	Quarter ended
	March 31 2006	March 31 2005	Percent Change
Statutory Net (Loss) Income	$(23,560)	$38,294	–161.5%

Statutory Ratios	Quarter ended
	March 31 2006	March 31 2005
Loss and Loss Adjustment Expense Ratio	182.3%	4.1%
Underwriting Expense Ratio	49.5%	841.2%

Combined Ratio	231.8%	845.3%

Total Claims-Paying Resources and Leverage Ratios*

($ Thousands except ratios)

	March 31 2006	December 31 2005
Capital and Surplus	$970,030	$994,487
Contingency Reserve	283,163	271,907

Qualified Statutory Capital	1,253,193	1,266,394

Unearned Premium Reserve	743,222	732,092
Loss and Loss Expense Reserves	63,809	58,627

Total Policyholders’ Reserves	2,060,224	2,057,113

Present Value of Future Installment Premiums	291,887	300,038

Reinsurance and Soft Capital Facilities	150,000	150,000

Total Claims-Paying Resources	$2,502,111	$2,507,151

Net Debt Service (Principal and Interest) Outstanding	$117,760,958	$110,168,629
Capital Leverage Ratio [1]	94:1	87:1
Claims-Paying Ratio [2]	47:1	44:1

*	See Consolidated Explanatory Notes on page 15.
1	Capital Leverage Ratio: Net debt service/Qualified statutory capital.
2	Claims-Paying Ratio: Net debt service/Total claims-paying resources.

5	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Statutory Information / Total Claims-Paying Resources

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Gross Premiums Written by Product* ($ Thousands)

	Quarter ended
	March 31 2006	March 31 2005	Percent Change
Public Finance Direct	$13,568	$15,433	–12.1%
Structured Finance Direct	18,355	16,837	9.0%
Public Finance Reinsurance	17,983	17,026	5.6%
Structured Finance Reinsurance	3,053	6,879	–55.6%
Trade Credit Reinsurance	2,771	12,682	–78.2%

	55,730	68,857	–19.1%
Impact of Recapture	—	(54,742)

	$55,730	$14,115	294.8%

Consolidated Net Premiums Earned by Product* ($ Thousands)

	Quarter ended
	March 31 2006	March 31 2005	Percent Change
Public Finance Direct	$7,843	$8,963	–12.5%
Structured Finance Direct	21,453	18,162	18.1%
Public Finance Reinsurance	8,293	8,513	–2.6%
Structured Finance Reinsurance	4,641	7,266	–36.1%
Trade Credit Reinsurance	7,685	14,407	–46.7%

	49,915	57,311	–12.9%
Impact of Recapture	—	(4,539)

	$49,915	$52,772	–5.4%

Consolidated Net Unearned Premium Amortization and Estimated Future Installment Premiums**

As of March 31, 2006

($ Millions)

	Ending Net Unearned Premiums	Unearned Premium Amortization	Future Installments	Total Premium Earnings
2006	$559.0	$77.6	$47.9	$125.5
2007	496.1	62.9	68.9	131.8
2008	442.3	53.8	51.7	105.5
2009	398.7	43.6	44.3	87.9
2010	361.5	37.2	29.9	67.1

2006 – 2010	361.5	275.1	242.7	517.8
2011 – 2015	209.2	152.3	67.9	220.2
2016 – 2020	104.4	104.8	21.5	126.3
2021 – 2025	40.4	64.0	13.4	77.4
After 2025	0.0	40.4	16.1	56.5

Total	–	$636.6	$361.6	$998.2

*	See Consolidated Explanatory Notes on page 15.
**	This table depicts the expected amortization of the unearned premium for the existing financial guaranty portfolio, assuming no advance refundings as of March 31, 2006. Expected maturities will differ from contractual maturities because borrowers have the right to call or repay financial guaranty obligations. Unearned premium amounts are net of prepaid reinsurance.

6	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated: Gross Premiums Written / Net Premiums Earned / Net Unearned Premium

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Selected Loss Information*

($ Thousands)

Components of Claims Paid and Incurred Losses and Loss Adjustment Expenses

	Quarter ended
	March 31 2006	March 31 2005
Claims Paid
Trade Credit	$3,727	$4,358
Financial Guaranty	(209)	12,228
Conseco Finance Corp	4,317	7,969

Total	$7,835	$24,555

Incurred Losses and Loss Adjustment Expenses
Trade Credit	$3,595	$6,603
Financial Guaranty	4,869	4,532
Conseco Finance Corp	(1,282)	—

Total	$7,182	$11,135

Components of Losses and Loss Adjustment Expense Reserves
	March 31 2006	December 31 2005
Financial Guaranty
Case	$56,734	$53,928
Allocated non-specific	20,750	27,750
Unallocated non-specific	58,689	54,878

	136,173	136,556

Trade Credit and Other
Case	25,233	19,051
IBNR	24,819	30,818

	50,052	49,869

Total	$186,225	$186,425

*	See Consolidated Explanatory Notes on page 15.

7	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Selected Loss Information

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Selected Derivative Information*

($ Millions)

	March 31 2006	December 31 2005
Notional value	$27,817.1	$22,724.8

Gross unrealized gains	$117.6	$95.5
Gross unrealized losses	22.7	72.1

Net gains	$94.9	$23.4

Balance at January 1	$23.4	$25.3
Net unrealized gains recorded	4.9	5.7
Settlements of derivatives contracts:
Defaults
Recoveries	(1.4)	(7.7)
Payments	68.0	0.1
Early termination receipts	—	—

Balance at end of period	$94.9	$23.4

*	See Consolidated Explanatory Notes on page 15.

8	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Selected Derivative Information

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Investment Portfolio Highlights

Asset Quality

As of March 31, 2006, the book value of our investment portfolio was $2.1 billion, with an average duration of 5.8 years.

Asset Class

Our conservative portfolio is invested primarily in fixed-income securities. Our primary objective is to achieve total return, with a secondary objective of maximizing after-tax income.

9	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Investment Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Geographic Diversification

State	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Net Par Outstanding (12/31/2005)	Percent of total Net Par
California	$5,580	6.7%	$5,182	6.8%
New York	5,004	6.0%	4,835	6.3%
Texas	3,650	4.4%	3,625	4.7%
Pennsylvania	3,045	3.7%	2,907	3.8%
Florida	2,858	3.4%	2,681	3.5%
Illinois	2,701	3.3%	2,654	3.5%
New Jersey	2,182	2.6%	1,994	2.6%
Massachusetts	2,170	2.6%	2,178	2.8%
Washington	1,523	1.8%	1,549	2.0%
Colorado	1,173	1.4%	1,165	1.5%
Top ten states – public finance subtotal	29,886	35.9%	28,770	37.5%
Total of other states – public finance	17,241	20.7%	16,960	22.2%
Domestic structured finance	28,606	34.4%	24,595	32.1%
International	7,518	9.0%	6,249	8.2%

Total	$83,251	100.0%	$76,574	100.0%

*	See Consolidated Explanatory Notes on page 15.

10	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Sector Breakout

Public Finance	Gross Par Outstanding (03/31/2006)	Percent of total Gross Par	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Gross Par Outstanding (12/31/2005)	Percent of total Gross Par	Net Par Outstanding (12/31/2005)	Percent of total Net Par
General Obligations	$15,743	18.5%	$15,724	18.9%	$15,179	19.4%	$15,160	19.8%
Healthcare	9,056	10.7%	9,056	10.9%	8,727	11.2%	8,727	11.4%
Utilities	5,955	7.0%	5,843	7.0%	5,798	7.4%	5,686	7.4%
Transportation	4,800	5.7%	4,800	5.8%	4,739	6.1%	4,739	6.2%
Tax Backed	4,735	5.6%	4,732	5.7%	4,543	5.8%	4,540	5.9%
Education	3,730	4.4%	3,730	4.5%	3,513	4.5%	3,513	4.6%
Investor Owned Utilities	2,326	2.7%	2,192	2.6%	1,819	2.3%	1,690	2.2%
Long Term Care	1,392	1.6%	1,392	1.7%	1,292	1.6%	1,292	1.7%
Other Public Finance	1,012	1.2%	757	0.9%	1,106	1.4%	851	1.1%
Housing	610	0.7%	610	0.7%	618	0.8%	618	0.8%
Second-To-Pay Municipal Wrap	416	0.5%	417	0.5%	427	0.5%	427	0.6%

Subtotal Public Finance	$49,775	58.6%	$49,253	59.2%	$47,761	61.0%	$47,243	61.7%

Structured Finance	Gross Par Outstanding (03/31/2006)	Percent of total Gross Par	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Gross Par Outstanding (12/31/2005)	Percent of total Gross Par	Net Par Outstanding (12/31/2005)	Percent of total Net Par
Collateralized Debt Obligations	$28,011	33.0%	$28,011	33.6%	$22,736	29.1%	$22,736	29.7%
Asset Backed - Consumer	1,859	2.2%	1,859	2.2%	1,714	2.2%	1,714	2.2%
Asset Backed - Commercial and Other	1,598	1.9%	1,598	1.9%	1,784	2.3%	1,784	2.3%
Asset Backed - Mortgage and MBS	2,359	2.8%	1,220	1.5%	2,448	3.1%	1,287	1.7%
Other Structured Finance	1,310	1.5%	1,310	1.6%	1,810	2.3%	1,810	2.4%

Subtotal Structured Finance	35,137	41.4%	33,998	40.8%	30,492	39.0%	29,331	38.3%

Total	$84,912	100.0%	$83,251	100.0%	$78,253	100.0%	$76,574	100.0%

Rating Distribution
Rating**	Gross Par Outstanding (03/31/2006)	Percent of total Gross Par	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Gross Par Outstanding (12/31/2005)	Percent of total Gross Par	Net Par Outstanding (12/31/2005)	Percent of total Net Par
AAA	$28,936	34.1%	$27,664	33.2%	$23,825	30.4%	$22,535	29.5%
AA	16,364	19.3%	16,276	19.6%	16,480	21.1%	16,391	21.4%
A	20,301	23.9%	20,000	24.0%	19,624	25.1%	19,324	25.2%
BBB	15,816	18.6%	15,816	19.0%	15,350	19.6%	15,350	20.0%
Investment Grade	482	0.6%	482	0.6%	584	0.7%	584	0.8%
Below Investment Grade	1,316	1.5%	1,316	1.6%	1,454	1.9%	1,454	1.9%
Not Rated	1,697	2.0%	1,697	2.0%	936	1.2%	936	1.2%

Total	$84,912	100.0%	$83,251	100.0%	$78,253	100.0%	$76,574	100.0%

*	See Consolidated Explanatory Notes on page 15.
**	Indicated category reflects highest rating of the three rating agencies.

11	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

10 Largest Public Finance Exposures

	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Rating [1]
New York, New York GO	$660	0.8%	A+
California State GO	612	0.7%	A
Port Authority Of New York & New Jersey	474	0.6%	AA-
Chicago, City Of	401	0.5%	AA-
Massachusetts State GO	334	0.4%	AA
Metropolitan Transportation Authority New York	319	0.4%	A
New Jersey Econ Dev Auth School Fac	314	0.4%	AA-
New York City Muni Water Finance	307	0.4%	AA+
Long Island Power Authority New York	305	0.4%	A-
Jefferson County Alabama Gas & Sewer	275	0.3%	AA-

Total	$4,001	4.9%

11 Largest Structured Finance Exposures

	Net Par Outstanding (03/31/2006)	Percent of total Net Par	Rating [2]
US Static Synthetic Investment Grade CDO	$450	0.5%	AAA
UK Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
Global Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
US Static Synthetic Investment Grade CDO	450	0.5%	AAA
Global Static Synthetic Investment Grade CDO	450	0.5%	AAA
Second to Pay CDO Wrap	450	0.5%	AAA

Total	$4,950	5.5%

*	See Consolidated Explanatory Notes on page 15.
[1]	Indicated category reflects highest rating of the three rating agencies.
[2]	Indicated category reflects highest rating of the three rating agencies. Represents lowest attachment point of transactions.

12	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Net Debt Service Amortization

	Scheduled Net Debt Service Amortization as of March 31, 2006	Ending Net Debt Service Outstanding
2006	$4,753	$113,110
2007	7,409	105,701
2008	6,350	99,351
2009	8,392	90,959
2010	8,981	81,978
2011-2015	31,554	50,424
2016-2020	18,584	31,840
2021-2025	14,010	17,830
After 2025	17,830	—

Total	$117,863

*	See Consolidated Explanatory Notes on page 15.

13	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated CDO Exposure* ($ Millions)

Total CDO Exposure

	Net Par Outstanding (03/31/2006)	Percent of Total CDO Net Par	Net Par Outstanding (12/31/2005)	Percent of Total CDO Net Par
Direct	$26,859	95.9%	$21,442	94.3%
Assumed	1,152	4.1%	1,294	5.7%

Total	$28,011	100.0%	$22,736	100.0%

Total CDO Portfolio Rating Distribution

	Net Par Outstanding (03/31/2006)	Percent of Total CDO Net Par	Net Par Outstanding (12/31/2005)	Percent of Total CDO Net Par
AAA	$23,691	84.6%	$18,267	80.3%
AA	2,454	8.8%	2,470	10.9%
A	614	2.2%	604	2.7%
BBB	894	3.2%	982	4.3%
Below Investment Grade	127	0.4%	413	1.8%
Not Rated	231	0.8%	—	0.0%

Total	$28,011	100.0%	$22,736	100.0%

Direct CDO Underlying Asset Types

	Net Par Outstanding (03/31/2006)	Percent of Total CDO Net Par	Net Par Outstanding (12/31/2005)	Percent of Total CDO Net Par
Corporates	$25,447	94.7%	$20,019	93.4%
ABS	1,412	5.3%	1,423	6.6%

Total	$26,859	100.0%	$21,442	100.0%

*	All direct CDO deals are synthetic. $24,271 million of direct CDO net par outstanding, representing 90.4% of net par outstanding, was comprised of static deals as of 3/31/06. $2,588 million of direct CDO net par outstanding, representing 9.6% of net par outstanding, was comprised of managed deals as of 3/31/06.

14	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated CDO Exposure

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Consolidated Explanatory Notes

1. The accompanying unaudited GAAP financial information includes the accounts of Radian, Radian Asset Assurance Limited, Radian Financial Products Limited, Van-American Companies, Inc. and Asset Recovery Solutions.

These unaudited consolidated financial statements do not include all of the information and disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto, including the Report of Independent Registered Public Accounting Firm for Radian for the year ended December 31, 2005, as filed in accordance with 15c2-12 of the Securities Exchange Act of 1934.

2. In May 2004, Moody’s provided Radian with an initial insurance financial strength rating of Aa3. Concurrently, and in anticipation of the merger of Radian Reinsurance Inc. (Radian Reinsurance) with and into Radian, Moody’s downgraded the insurance financial strength rating of Radian Reinsurance from Aa2 to Aa3. As a result of this downgrade, two of the primary insurer customers had the right to recapture previously written business ceded to Radian Reinsurance. One of these customers agreed, without cost to or concessions by Radian, to waive its recapture rights. Effective February 28, 2005, the remaining primary insurer customer with recapture rights recaptured approximately $7.4 billion of par in-force that it had ceded to Radian Reinsurance, including $54.7 million of premiums written through the recapture date, $4.5 million of which already had been treated as earned under GAAP and was required to be recorded as an immediate reduction of earned premium at the time of recapture. Also, in connection with the recapture in the first quarter of 2005, Radian was reimbursed for policy acquisition costs of approximately $17.1 million for which the carrying value under GAAP was $18.8 million. This required Radian to write-off policy acquisition costs of $1.7 million. The aggregate result of the recapture was a reduction in pre-tax income of $6.2 million. In March 2005, without cost to or concessions by Radian, this customer waived its remaining right to recapture an additional $5.2 billion of par in force that it had ceded to Radian through December 31, 2004.

3. For the quarter ended March 31, 2006, net premiums written were $53.5 million as compared to $11.6 million for the same period in 2005. This increase was primarily the result of the 2005 recapture which reduced net premiums written by $54.7 million in 2005 coupled with the $9.9 million decrease in Trade Credit gross premiums period over period as a result of Radian’s exiting this line of business.

4. For the quarter ended March 31, 2006, the change in fair value of derivatives was $8.5 million as compared to $(11.1) million for the same period in 2005. The 2006 gain is primarily due to tighter credit spreads on new and existing deals that was partially offset by a loss of $17.2 million on a credit that was settled in March 2006. The 2005 loss was primarily driven by an $11.9 million loss on one high-yield deal.

5. At March 31, 2006, the mark to market on credit derivatives was $94.9 million compared to a mark to market of $23.4 million at December 31, 2005. The increase in the mark was primarily due to Radian paying $68.0 million to a counterparty in March 2006 in consideration for the termination of one credit.

6. The statutory net loss for the period ended March 31, 2006 includes $68.0 million of losses and loss adjustment expenses incurred related to the payment for the termination of one credit.

7. The underwriting expense ratio of 841.2% for the quarter ended March 31, 2005 reflected the recapture of $54.7 million of premiums written and a related reduction in commissions of $17.1 million. As a result, premiums written during the period were $1.0 million and underwriting expenses were $8.7 million.

15	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Consolidated Explanatory Notes

Quarterly Operating Supplement

Safe Harbor Statement

All statements made in this document that address events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following: changes in general financial and political conditions such as extended national or regional economic recessions (or expansions), changes in housing values, population trends and changes in household formation patterns, changes in unemployment rates, or changes or volatility in interest rates; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by our insurance; the loss of a customer with whom we have a concentration of our insurance in force; increased severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of our mortgage insurance policies; downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial-strength ratings assigned by the major ratings agencies to our operating subsidiaries; heightened competition from other insurance providers and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the charters or business practices of Fannie Mae and Freddie Mac; the application of federal or state consumers lending, insurance and other applicable laws and regulations, or unfavorable changes in these laws and regulations or the way they are interpreted including legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or to estimate accurately the fair value amounts of derivative financial guaranty contracts in determining gains and losses on these contracts; changes in accounting guidance from the SEC or the Financial Accounting Standards Board regarding income recognition and the treatment of loss reserves in the mortgage insurance or financial guaranty industries; changes in claims against mortgage insurance products resulting from the aging of our mortgage insurance policies; vulnerability to the performance of our strategic investments; changes in the availability of affordable or adequate reinsurance for our non-prime risk; international expansion of our mortgage insurance and financial guaranty businesses into new markets and risks associated with our international business activities. For more information regarding these risks and uncertainties as well as certain additional risks faced by us, please refer to the risk factors detailed in Item 1A of Part I of Radian Group Inc.’s annual report on Form 10-K for the year ended December 31, 2005. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which this information was publicly released. We do not intend to, and disclaim any duty or obligation to, update or revise any forward-looking statements made in this document to reflect new information, future events or for any other reason.

16	Quarterly Operating Supplement for the Period Ended March 31, 2006 / Safe Harbor Statement